                                                                    EXHIBIT 99.4
                       CERTIFICATION OF NON-FOREIGN STATUS

                         FOR PARTNERS THAT ARE ENTITIES


     Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of the partnership's effectively connected taxable income, if the partner is a foreign person. To inform Pioneer Natural Resources USA, Inc., the general partner of the Parker & Parsley limited partnerships, that the provisions of section 1446 do not apply, the undersigned hereby certifies on behalf of _________________________________________________________
________________________________________________________________________________
(insert name of partner that is an entity) ("Partner") the following:


     1. Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Partner's U.S. employer identification number is ___________________ ;
          and

     3.   Partner's office address is:
                                      ------------------------

                                      ------------------------

                                      ------------------------


     Partner hereby agrees to notify the partnership within sixty (60) days of the date Partner becomes a foreign person. Partner understands that this certification may be disclosed to the Internal Revenue Service by the partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.


     Executed this _____ day of __________, 2001.


                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------


                            IMPORTANT TAX INFORMATION


         PLEASE COMPLETE THIS CERTIFICATION, OR THE ATTACHED CERTIFICATION OF NON-FOREIGN STATUS FOR PARTNERS THAT ARE INDIVIDUALS, AS APPROPRIATE, TO AVOID FEDERAL INCOME TAX WITHHOLDING UNDER SECTION 1446 OF THE INTERNAL REVENUE CODE ON YOUR LIMITED PARTNERSHIP INCOME AND DISTRIBUTIONS, INCLUDING THE PIONEER PARENT COMMON STOCK TO BE PAID TO YOU UPON THE MERGER OF EACH PARTNERSHIP IN WHICH YOU OWN AN INTEREST.